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19 May 2003

NOTICE OF FIRST QUARTER RESULTS

Tomkins plc (LSE: TOMK, NYSE: TKS) will be announcing its first quarter results for the three months to 5 April 2003 on Thursday, 22 May 2003.

                                   - e n d s-

For further information, please contact:

Tomkins plc

Stephen Devany                              Tel:   + 44 (0) 20 8877 5153

Head of Corporate Communications

Finsbury

Rollo Head                                  Tel:   + 44 (0) 20 7251 3801

Charlotte Hepburne-Scott

END

Notice of Results, dated 19 May 2003